UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

Black Hills Corporation

(Exact name of Registrant as Specified in Its Charter)

South Dakota	001-31303	46-0458824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Mount Rushmore Road
Rapid City, South Dakota		57702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 721-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of $1.00 par value	BKH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 25, 2023, at which four proposals were submitted. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 15, 2023. A quorum of shares was present for the Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

1.
Shareholders elected three directors to serve for a three-year term to expire at the Annual Meeting of Shareholders in 2025, and until their successors shall be duly elected and qualified. The name of each director elected, and the votes cast for each such individual, are set forth below:

Nominee	For	Withheld	Broker Non-Votes
Scott M. Prochazka	55,904,320	364,445	4,347,222
Rebecca B. Roberts	54,251,820	2,016,945	4,347,222
Teresa A. Taylor	55,308,880	959,884	4,347,222

2.
Shareholders approved a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year 2023. The votes regarding Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
59,636,311	890,583	89,092	—

3.
Shareholders approved, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement. The votes regarding Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
54,851,457	1,155,134	262,173	4,347,222

4.
Shareholders recommended, on an advisory and non-binding basis, the future advisory votes on executive compensation be held annually. The votes regarding Proposal 4 were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
54,811,983	154,945	1,157,744	144,092	4,347,222

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 27, 2023	By:	/s/ Brian G. Iverson
Senior Vice President